Exhibit 10.10

ACELRX PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of the 14th day of September, 2010 (the “Effective Date”) by and among ACELRX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto as EXHIBIT A (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

WHEREAS, to provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company up to an aggregate amount of up to twelve million dollars ($12,000,000), subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	AMOUNT AND TERMS OF THE LOAN(S); ISSUANCE OF WARRANTS

1.1      The Loan(s).  Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company the amount set forth opposite each such Purchaser’s name on EXHIBIT A hereto (each, a “Loan Amount” and collectively the “Total Loan Amount” or “Loan”) against the issuance and delivery by the Company of a convertible promissory note or notes for such amount(s), in substantially the form attached hereto as EXHIBIT B (each, a “Note” and collectively, the “Notes”). Each Note shall be convertible into shares of Equity Securities as provided in such Note.

1.2      Issuance of Warrants.  At each Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, a warrant in substantially the form attached hereto as EXHIBIT C (each, a “Warrant” and collectively the “Warrants”) for a purchase price equal to one hundredth of one percent (0.01%) of the principal amount of the Note issued at such Closing (the “Warrant Purchase Price”). Each Warrant will be exercisable for the number of shares of preferred stock (rounded to the nearest whole share) at the exercise price as provided for in such Warrant. The shares of preferred stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”.

1.3      The Company and the Purchasers, as a result of arm’s length bargaining, agree that:

  (a)      Neither the Purchasers nor any affiliated company has rendered any services to the Company in connection with this Agreement;

  (b)      The Warrants are not being issued as compensation;

  (c)      The aggregate fair market value of the Notes, if issued apart from the Warrants, is equal to the Total Loan Amount; and the aggregate fair market value of the Warrants, if issued apart from the Notes, is equal to the aggregate Warrant Purchase Price for all Warrants issued in accordance with the terms of this Agreement; and

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  (d)      All tax returns and other information return of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (a) through (c) above.

2.	THE CLOSING(S)

2.1      Closing Date(s).  The initial closing of the sale and purchase of the Notes and Warrants (the “Initial Closing”) shall be held on the Effective Date, or at such other time as the Company and a majority in interest of the Purchasers shall agree. The portion of the Loan Amount to be funded by each Purchaser at the Initial Closing is set forth on the Schedule of Purchasers hereto.

2.2      Second Closing.  At any time on or before one hundred eighty (180) days following the Initial Closing or at such later time as the Requisite Holders (as hereinafter defined) may mutually agree, and upon receipt of the written election of the Requisite Holders, the Company shall issue up to the balance of the authorized Notes and Warrants not sold at the Initial Closing pursuant to this Agreement to Purchasers in their respective amounts as indicated in the Schedule of Purchasers under the heading “Second Closing” (the “Second Closing,” together with the Initial Closing, the “Closings” and each a “Closing”). Notwithstanding the above, in the event that the Company is contemplating a Deemed Liquidation (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) of the Company, the consent of the Company must also be obtained in order for the Second Closing to occur. For all sales made at the Second Closing (i) such sales shall be made on the terms and conditions set forth in this Agreement, (ii) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the Second Closing, except for the representations and warranties contained in Section 3.6, which shall speak only as of the Initial Closing, and (iii) the representations and warranties of the Purchasers in Section 4 hereof shall speak as of such Second Closing.

2.3      Delivery.  At each Closing (i) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s portion of the Loan Amount funded at such Closing plus the applicable Warrant Purchase Price and (ii) the Company shall issue and deliver to each Purchaser (a) a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s portion of the Loan Amount funded at such Closing and (b) a corresponding Warrant, as specified in Section 1.2.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

3.1      Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2      Corporate Power.  The Company has all requisite corporate power to execute and deliver this Agreement, to issue each Note, to issue each Warrant (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Note and each Warrant. The Company’s Board of Directors has approved the Loan Documents

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based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3      Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes and Warrants and the reservation of the equity securities issuable upon conversion of the Notes and exercise of the Warrants (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. This Agreement, the Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of this Agreement, the Notes and the Warrants will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4      Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, the Warrants and the Conversion Securities issuable upon conversion of the Notes, the exercise of the Warrants or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

3.5      Compliance with Laws.  To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.6      Compliance with Other Instruments.  The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement, the Notes and the Warrants, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.7      Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Warrants and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are

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exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

4.1      Purchase for Own Account.  Each Purchaser represents that it is acquiring the Notes, the Warrants and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2      Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3      Ability to Bear Economic Risk.  Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4      Further Limitations on Disposition.  Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

  (a)      There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

  (b)      The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 promulgated under the Securities Act, except in unusual circumstances.

  (c)      Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.5      Accredited Investor Status.  Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

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4.6      Foreign Investor.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

4.7      Further Assurances.  Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.	MARKET STANDOFF AGREEMENT

Each Purchaser hereby agrees that such Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any common stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) for a period specified by the representative of the underwriters of common stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after the expiration of the one hundred eighty (180) day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711); provided that:

  (a)      such agreement shall apply only to the Company’s first firm commitment underwritten public offering of its common stock registered under the Securities Act; and

  (b)      all officers and directors of the Company enter into similar agreements.

The Company agrees to use all reasonable efforts to ensure that the “lock-up” obligation of the Purchasers under this Section 5, and any agreement entered into by the Purchasers as a result of their obligations under this Section 5, shall provide that all Purchasers will participate on a pro-rata basis in any early release of portions of the securities of any stockholder subject to such “lock-up” obligations.

6.	MISCELLANEOUS

6.1      Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2      Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

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6.3      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4      Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5      Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address set forth on the signature page hereto, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.6      Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the holders of a majority of the aggregate principal amount payable under all the Notes outstanding (such holders being the “Requisite Holders”). Any provision of the Notes or Warrants may be amended or waived by the written consent of the Company and Requisite Holders.

6.7      Expenses.  The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein, except that, the Company shall pay the reasonable, documented legal fees and expenses incurred by (a) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in its capacity as counsel for certain of the Purchasers, not to exceed seventeen thousand dollars ($17,000) and (b) special counsel to Kaiser Permanente Ventures, not to exceed three thousand dollars ($3,000).

6.8      Waiver of Conflicts.  Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Bridge Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Bridge Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Bridge Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Bridge Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Bridge Financing.

6.9      Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note, or Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any

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waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.10    Entire Agreement.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[SIGNATURE PAGES FOLLOW]

7.

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

ACELRX PHARMACEUTICALS, INC.

By:	/s/ Richard King
Richard King
Chief Executive Officer

Address:	575 Chesapeake Drive
Redwood City, CA 94063

SIGNATURE PAGE TO ACELRX PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASER:

THREE ARCH PARTNERS III, L.P.
BY THREE ARCH MANAGEMENT III, L.L.C.,
ITS GENERAL PARTNER

By:	/s/ Mark Wan
Mark Wan
Managing Member

THREE ARCH ASSOCIATES III, L.P.
BY THREE ARCH MANAGEMENT III, L.L.C.,
ITS GENERAL PARTNER

By:	/s/ Mark Wan
Mark Wan
Managing Member

THREE ARCH PARTNERS IV, L.P.
BY THREE ARCH MANAGEMENT IV, L.L.C.,
ITS GENERAL PARTNER

By:	/s/ Mark Wan
Mark Wan
Managing Member

THREE ARCH ASSOCIATES IV, L.P.
BY THREE ARCH MANAGEMENT IV, L.L.C.,
ITS GENERAL PARTNER

By:	/s/ Mark Wan
Mark Wan
Managing Member

SIGNATURE PAGE TO ACELRX PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASER:

Skyline Venture Partners Qualified Purchaser Fund IV, L.P.

By: Skyline Venture Management IV, LLC Its: General Partner

By: /s/ John G. Freund
Name: John G. Freund
Its: Managing Director

SIGNATURE PAGE TO ACELRX PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASER:

ACP IV, L.P.
By: ACMP IV, LLC.
Its: General Partner

By:	/s/ Hilary Strain
Chief Financial Officer

SIGNATURE PAGE TO ACELRX PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

PURCHASER:

Kaiser Foundation Hospitals

By:	/s/ Thomas Meier
Name: Thomas Meier
Title: SVP & Treasurer

The Permanente Federation LLC – Series I

By:	/s/ Glen Hentges
Name: Glen Hentges
Title: CFO

SIGNATURE PAGE TO ACELRX PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

INITIAL CLOSING – SEPTEMBER 14, 2010

NAME AND ADDRESS	LOAN AMOUNT	WARRANT PURCHASE PRICE	TOTAL AGGREGATE PURCHASE PRICE

THREE ARCH PARTNERS III, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$1,799,869.22	$179.99	$1,800,049.21

THREE ARCH ASSOCIATES III, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$96,767.17	$9.68	$96,776.85

THREE ARCH PARTNERS IV, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$1,855,663.23	$185.57	$1,855,848.80

THREE ARCH ASSOCIATES IV, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$40,973.37	$4.10	$40,977.47

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND IV, L.P. 525 University Avenue Suite 520 Palo Alto, CA 94301 Fax Number: (650) 329-1090 Attention: Stephen J. Sullivan	$1,977,503.11	$197.76	$1,977,700.87

ACP IV, L.P. One Embarcadero Center Suite 3700 San Francisco, CA 94111 Fax Number: (415) 362-6178 Attention: Guy P. Nohra	$1,742,043.52	$174.21	$1,742,217.73

NAME AND ADDRESS	LOAN AMOUNT	WARRANT PURCHASE PRICE	TOTAL AGGREGATE PURCHASE PRICE

KAISER FOUNDATION HOSPITALS One Kaiser Plaza 22nd Floor Oakland, CA 94612 Fax Number: (510) 891-7943 Attention: Chris M. Grant	$243,590.07	$24.36	$243,614.43

THE PERMANENTE FEDERATION LLC – SERIES I One Kaiser Plaza 22nd Floor Oakland, CA 94612 Fax Number: (510) 891-7943 Attention: Chris M. Grant	$243,590.31	$24.36	$243,614.67

TOTAL:	$8,000,000.00	$800.03	$8,000,800.03

SECOND CLOSING –                     , 2010

NAME AND ADDRESS	COMMITTED LOAN AMOUNT	COMMITTED WARRANT PURCHASE PRICE	TOTAL COMMITTED AGGREGATE PURCHASE PRICE

THREE ARCH PARTNERS III, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$899,934.60	$90.00	$900,024.60

THREE ARCH ASSOCIATES III, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$48,383.58	$4.84	$ 48,388.42

THREE ARCH PARTNERS IV, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$927,831.62	$92.79	$927,924.41

THREE ARCH ASSOCIATES IV, L.P. 3200 Alpine Road Portola Valley, CA 94208 Fax Number: (650) 529-8039 Attention: Stephen J. Bonelli	$20,486.69	$2.05	$20,488.74

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND IV, L.P. 525 University Avenue Suite 520 Palo Alto, CA 94301 Fax Number: (650) 329-1090 Attention: Stephen J. Sullivan	$988,751.55	$98.88	$988,850.43

ACP IV, L.P. One Embarcadero Center Suite 3700 San Francisco, CA 94111 Fax Number: (415) 362-6178 Attention: Guy P. Nohra	$871,021.76	$87.11	$871,108.87

NAME AND ADDRESS	COMMITTED LOAN AMOUNT	COMMITTED WARRANT PURCHASE PRICE	TOTAL COMMITTED AGGREGATE PURCHASE PRICE

KAISER FOUNDATION HOSPITALS One Kaiser Plaza 22nd Floor Oakland, CA 94612 Fax Number: (510) 891-7943 Attention: Chris M. Grant	$121,795.04	$12.18	$121,807.22

THE PERMANENTE FEDERATION LLC – SERIES I One Kaiser Plaza 22nd Floor Oakland, CA 94612 Fax Number: (510) 891-7943 Attention: Chris M. Grant	$121,795.16	$12.18	$121,807.34

TOTAL:	$4,000,000.00	$400.03	$4,000,400.03

GRAND TOTAL:	$12,000,000.00	$1,200.06	$12,001,200.06

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

THIS CONVERTIBLE PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 9 HEREOF, AND EACH HOLDER OF THIS CONVERTIBLE PROMISSORY NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS THEREOF.

CONVERTIBLE PROMISSORY NOTE

$	September 14, 2010
Redwood City, California

For value received ACELRX PHARMACEUTICALS, INC., a Delaware corporation (“Payor”) promises to pay to                              or its assigns (“Holder”) the principal sum of                              with interest on the outstanding principal amount at the rate of four percent (4.0%) per annum, compounded annually. Interest shall commence with the date hereof and shall continue until paid in full or converted. Interest shall be computed on the basis of a year of three hundred sixty days (360) days for the actual number of days elapsed.

1.        Purchase Agreement. This convertible promissory note (the “Note”) is issued as part of a series of similar notes (collectively, the “Notes”) issued or issuable pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated September 14, 2010, as it may be amended from time to time (the “Agreement”) to the persons and entities listed on the Schedule of Purchasers thereof (collectively, the “Holders”). Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2.        Application of Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments under this Note shall be applied first to accrued interest, and thereafter to principal.

3.        Conversion.

  (a)        Maturity Date; Mandatory Conversion upon a Qualified Financing. In the event that Payor issues and sells shares of its Equity Securities (as defined hereinafter) on or before September 14, 2011 (the “Maturity Date”), which shall be subject to extension as provided in Section 4 hereof, in an equity financing with total proceeds to Payor of not less than fifteen million dollars ($15,000,000) (excluding the conversion of the Notes) (a “Qualified Financing”), then the outstanding balance of this Note (including interest accrued hereunder) shall automatically convert in whole without any further action by the Holder into such Equity Securities at a conversion price equal to the price per share paid by the investors purchasing the Equity Securities and on the same terms and conditions as given to the investors in the Qualified Financing. For purposes of this Note, the following terms shall have the meanings as set forth:

    (i)        “Equity Securities” shall mean Payor’s Preferred Stock or any securities conferring the right to purchase Payor’s Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), Payor’s Preferred Stock (excluding the Note and the Warrant), issued in the Qualified Financing, following the date hereof, except that such defined term shall not include any security granted, issued and/or sold by Payor to any employee, director or consultant in such capacity.

  (b)        Mandatory Conversion Upon a Initial Offering. If the Payor sells shares in a firm-commitment underwritten initial public offering prior to a Qualified Financing (the “IPO”), the outstanding balance of this Note (including interest accrued hereunder) shall automatically convert, effective immediately prior to the closing of the IPO, in whole without any further action by the Holder into the shares of stock issued by the Payor in the IPO at a conversion price equal to eighty percent (80%) of the gross public offering price per share of the stock sold by Payor in the IPO.

  (c)        Optional Conversion Upon a Corporate Transaction. To the extent this Note remains outstanding and has not been earlier converted pursuant to Sections 3(a) or 3(b) above, Payor shall provide the Holder ten (10) days advance written notice of the closing of any proposed Liquidation Transaction (as such term is defined in the Payor’s Amended and Restated Certificate of Incorporation, as amended), and upon the election of the Requisite Holders to convert all of the Notes evidenced by the delivery of a written notice of such election to Payor at least two (2) business days prior to the closing of such proposed Liquidation Transaction, the outstanding balance of this Note (including interest accrued hereunder) shall automatically convert in whole without any further action by the Holder into shares of Payor’s Series C Preferred Stock at the original issue price for such stock, as adjusted for stock splits, stock dividends, reclassification and the like, which as of the date hereof is equal to $0.9857 per share (the “Series C Price”).

  (d)        Mandatory Conversion Upon Consent of Requisite Holders. To the extent this Note remains outstanding after the Maturity Date and has not been earlier converted pursuant to Sections 3(a), 3(b) or 3(c) above, then upon the election of the Requisite Holders to convert all of the Notes evidenced by the delivery of a written notice of such election to Payor at any time after (30) days following the Maturity Date, the outstanding balance of this Note (including interest accrued hereunder) shall automatically convert in whole without any further action by the Holder into shares of Payor’s Series C Preferred Stock at the Series C Price (a “Maturity Conversion”).

4.        Due On Maturity Date. Unless this Note has been converted in accordance with the terms of Section 3 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date; provided, however, the Maturity Date may be extended with the consent of the Requisite Holders.

5.        Prepayment. Payor may not prepay this Note prior to the Maturity Date unless the Requisite Holders consent to such prepayment, in which case, this Note may be prepaid by Payor without penalty.

6.        Events of Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Requisite Holders and upon written notice to the Payor (which election and notice shall not be required in the case of an Event of Default under Section 6(c) or 6(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

  (a)        Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable and such payment shall remain unpaid thirty (30) days following the due date;

  (b)        Payor shall default in its performance of any covenant under the Agreement and such failure remains unremedied for thirty (30) days following Payor’s receipt of notice of such default;

  (c)        Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

  (d)        An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

7.        Waiver of Demand. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

8.        Governing Law. This Note shall be governed by construed and under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

9.        Subordination. The payment of all amounts owed under this Note and all other obligations, liabilities or indebtedness of every nature of Payor to Holder pursuant to this Note, whether now existing or hereafter arising (collectively, the “Subordinated Debt”) is hereby subordinated to the payment in full in cash of all Senior Debt (as defined below), and no payments or other distributions whatsoever in respect of any Subordinated Debt shall be made by the Payor and no property or assets of the Payor shall be applied to the purchase, redemption or other acquisition or retirement of any Subordinated Debt, until the Senior Debt shall have been indefeasibly paid in full in cash and discharged and all financing arrangements between the Payor and all of the Senior Lenders (as defined below) under any document or instrument evidencing or securing Senior Debt have been terminated, and all obligations under any letter of credit issued by any Senior Lender for the account of Payor shall have terminated or expired; provided, however, nothing in this Section 9 shall prevent or otherwise prohibit Holder from converting the indebtedness evidenced by this Note pursuant to Section 3 of this Note. As used herein, (a) “Senior Debt” shall mean any and all obligations, indebtedness and liabilities now or hereafter owing or due from Payor to any Senior Lender howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing pursuant to that certain Loan and Security Agreement dated September 16, 2008, among Payor, the Lenders and Pinnacle Ventures, L.L.C., as agent to the Lenders (the “Loan and Security Agreement”); and (b) “Senior Lenders” shall mean the lenders identified on Schedule 1 (the “Lenders”) to the Loan and Security Agreement.

10.        Amendment. Any term of this Note may be amended or waived with the written consent of Payor and the Requisite Holders, provided that all Notes are similarly affected. Upon the effectuation of any amendment or waiver in conformance with this Section 10, Payor shall promptly given written notice thereof to the Holders of the Notes who have not previously consented thereto in writing.

11.        Transfer. This Note may be transferred only upon its surrender to Payor for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Payor. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of Payor’s obligation to pay such interest and principal.

12.        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Payor at the address listed below and to Holder at the address designated on the records of Payor or at such other address as Payor or Holder may designate by ten (10) days’ advance written notice to the other parties hereto.

13.        Expenses. Payor hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. Payor agrees that any delay on the part of Holder in exercising any rights hereunder will not operate as a waiver of such rights. Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Payor has executed this Convertible Promissory Note as of the date first written above.

PAYOR:

ACELRX PHARMACEUTICALS, INC.

By:
Richard King
Chief Executivel Officer

Address: 575 Chesapeake Drive
Redwood City, CA 94063

EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ACELRX PHARMACEUTICALS, INC.

WARRANT TO PURCHASE PREFERRED STOCK

No. PW-	September 14, 2010

THIS CERTIFIES THAT, for value received,                     , with its principal office at                                     , or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase from ACELRX PHARMACEUTICALS, INC., a Delaware corporation, with its principal office at 575 Chesapeake Drive, Redwood City, CA 94063 (the “Company”) the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of September 14, 2010, among Holder and the Company, and the other parties named therein (the “Purchase Agreement”). The aggregate number of Exercise Shares that Holder may purchase by exercising this warrant is equal to twenty-five percent (25%) of the Loan Amount advanced to the Company by the Holder at the applicable Closing (as defined in the Purchase Agreement) on the date hereof, in accordance with the Purchase Agreement, divided by the Exercise Price (subject to adjustment pursuant to the terms hereof, including but not limited to adjustments pursuant to Section 5 below).

1.        DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

  (a)        “Exercise Period” shall mean the period commencing with the date hereof and ending on September 14, 2017, unless sooner terminated in accordance with Section 7 below.

  (b)        “Exercise Price” shall mean (a) if the Exercise Shares are the type of Preferred Stock issued in the Qualified Financing, an amount equal to the per share selling price of shares of that stock issued in the Qualified Financing and (b) if the Exercise Shares are Series C Preferred Stock, the Series C Price, subject in each case to adjustment pursuant to Section 5 hereof.

  (c)        “Exercise Shares” shall mean (i) if the Qualified Financing is closed on or before the Maturity Date, the Preferred Stock sold in the Qualified Financing and (ii) (x) if the Qualified Financing is not closed on or before the Maturity Date, (y) if an Initial Offering or Liquidation Transaction occurs prior to the closing of the Qualified Financing or (z) in the event of a Maturity Conversion, the Series C Preferred Stock. The number and character of shares of Exercise Shares are subject to adjustment as provided herein and the term “Exercise Shares” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

  (d)        “Initial Offering” shall mean the first firm commitment underwritten public offering of its common stock registered under the Securities Act.

  (e)        “Investor Rights Agreement” shall mean the Amended and Restated Investor Rights Agreement, by and among the Company and the persons and entities listed on Exhibit A thereto, dated as of November 23, 2009, as may be amended from time to time.

2.

  (f)        “Liquidation Transaction” shall have the meaning set forth in the Restated Certificate.

  (g)        “Maturity Conversion” shall have the meaning set forth in the Notes.

  (h)        “Maturity Date” shall have the meaning set forth in the Notes.

  (i)        “Notes” shall have the meaning set forth in the Purchase Agreement.

  (j)        “Loan Amount” shall have the meaning set forth in the Purchase Agreement.

  (k)        “Preferred Stock” shall mean the preferred stock of the Company.

  (l)        “Qualified Financing” shall have the meaning set forth in the Notes.

  (m)        “Requisite Holders” shall have the meaning set forth in the Purchase Agreement.

  (n)        “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

  (o)        “Securities Act” shall mean the Securities Act of 1933, as amended.

  (p)        “Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company.

  (q)        “Series C Price” shall have the meaning set forth in the Notes, which as of the date hereof is equal to $0.9857.

2.        EXERCISE OF WARRANT.

  2.1        General. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

  (a)            An executed Notice of Exercise in the form attached hereto as EXHIBIT A;

  (b)            Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

  (c)            This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is

3.

a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2        Net Exercise.  In lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X =	Y (A-B)
A

Where	X =	the number of Exercise Shares to be issued to the Holder

	Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one Exercise Share (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with the Initial Offering of the Company’s Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public in the Initial Offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

3.        COVENANTS OF THE COMPANY.

  3.1        Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

  3.2        Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.        REPRESENTATIONS OF HOLDER.

4.

4.1        Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2        Securities Are Not Registered.

   (a)        The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

   (b)        The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

   (c)        The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3        Disposition of Warrant and Exercise Shares.

   (a)        The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

    (i)        The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

    (ii)       There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

    (iii)      The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act, except in unusual circumstances.

   (b)        The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

5.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

 4.4        Accredited Investor Status.  The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

5.       ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

5.1        Changes in Securities.  In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Aggregate Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2        Automatic Conversion.  Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such automatic conversion, would have been converted into shares of the Company’s Common Stock pursuant to the Restated Certificate. In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

6.        FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7.        EARLY TERMINATION.  In the event of, at any time during the Exercise Period, an Initial Offering or a Liquidation Transaction, the Company shall provide to the Holder ten (10) days’ advance written notice of such Initial Offering or Liquidation Transaction, and this Warrant shall terminate unless exercised immediately prior to the date such Initial Offering is closed or the closing of such Liquidation Transaction.

8.        REGISTRATION RIGHTS.  To the extent the Holder is a party to the Investor Rights Agreement, the Exercise Shares issuable upon exercise of this Warrant shall be deemed “Registrable Securities” for all purposes under the Investor Rights Agreement and shall be subject to the rights and covenants therein.

6.

9.        MARKET STAND-OFF AGREEMENT.  The Holder acknowledges and agrees that any and all shares of common stock of the Company acquired by Holder pursuant to the exercise of this Warrant shall be irrevocably and unconditionally subject to the “Market Stand-Off” provision set forth in Section 5 of the Purchase Agreement.

10.        NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11.        TRANSFER OF WARRANT.  Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable in full only, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as EXHIBIT B to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

12.        LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13.        AMENDMENT.  Any term of this Warrant may be amended or waived with the written consent of the Company and the Requisite Holders, provided that all Warrants are similarly affected. Upon the effectuation of any such amendment or waiver in conformance with this Section 13, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

14.        NOTICES.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed above and to Holder at the address listed above or at such other address as the Company or Holder may designate by ten (10) days’ advance written notice to the other parties hereto.

15.        ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16.        GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

7.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

ACELRX PHARMACEUTICALS, INC.

By:
Richard King
Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:  ACELRX PHARMACEUTICALS, INC.

(1)        ☐        The undersigned hereby elects to purchase ________ shares of Preferred Stock (as such term is defined in the foregoing Warrant) (the “Exercise Shares”) of ACELRX PHARMACEUTICALS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any; or

            ☐         The undersigned hereby elects to purchase ________ shares of Preferred Stock (as such term is defined in the foregoing Warrant) (the “Exercise Shares”) of ACELRX PHARMACEUTICALS, INC. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)        Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)        The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: __________, 20__

Holder’s

Signature: __________________________________________

Holder’s

Address: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.